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                                                                   EXHIBIT 10(C)

                         DEFERRED COMPENSATION AGREEMENT


         This deferred compensation agreement ("Agreement") is made and entered into this 25th day of April, 1996, by and between THOMAS M. TESCHNER ("Employee") and SOUTHSIDE BANCSHARES CORP., a Missouri Corporation ("Company").

                                     RECITAL

         Company desires to provide additional compensation to Employee in order to offset certain limitations imposed upon Employee's participation in Company's qualified deferred compensation plans from and after 1988.

                                    AGREEMENT

         In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

1. Performance Stock. The compensation to be awarded under this Agreement will be in the form of grants of "Performance Stock," which will be credited to a "Performance Stock Account" to be maintained for Employee's benefit. The Performance Stock Account will be maintained solely for accounting purposes and will neither require nor permit a segregation of any Company assets. Performance stock may be issued in whole and/or fractional shares. Each share of Performance Stock will be deemed to be equivalent in value to one share of Company's common stock as herein specified. An award of Performance Stock under this Agreement constitutes a potential right to receive payment and does not confer any dividend rights, voting rights or any other rights of a shareholder with respect to Company common stock.

2. Grant of Awards. As of the date of this Agreement, an initial grant of 6,518 shares of Performance Stock, having a value on the date of grant of $104,288.00 is hereby credited to Employee's Performance Stock Account. For each calendar year after 1995 during the term of this Agreement, Employee will be granted (as of the last business day of each such year) such number of whole and/or fractional shares of Performance Stock, at a deemed value of the bid price of the Company's publicly traded common stock on the last trading day of the Plan Year in the case of 2.a. and 2.b. and Sixteen Dollars ($16.00) per share in the case of 2.c., as shall have a value equal to the sum of:

    a. An amount determined by multiplying Employee's "Excess 401(k) Amount" (defined below) by the sum of the highest federal and applicable state income tax rates in effect for the year in question; plus

    b. An amount equal to (i) the employer matching contribution percentage under the KSOP for such year multiplied by Employee's gross annual compensation (determined without regard to this Agreement), less (ii) the employer matching contributions actually made to the KSOP for the benefit of Employee; plus



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    c.   An amount determined by (i) multiplying total Company discretionary basic and optional contributions to the KSOP, plus forfeitures, by a fraction, the numerator of which is Employee's gross annual compensation for such year (determined without regard to this Agreement), and the denominator of which is total compensation of all KSOP participants, less (ii) the amount actually contributed to the KSOP by Company, plus forfeitures allocated, for the benefit of Employee.

         In the event Company hereafter elects to (i) alter, amend or terminate the KSOP, or (ii) establish one or more new deferred compensation plans, the above stated formula for determining annual grants may be amended in such manner as Company, in its sole discretion, determines appropriate.

         As used in paragraph 2.a., above, the term "Excess 401(k) Amount" means an amount equal to (i) fifteen percent (15%) of Employee's gross annual compensation for such year (determined without regard to this Agreement), less
(ii) the maximum permitted deferral through salary reduction contributions to Company's Employee Stock Ownership Plan with 401(k) Provisions ("KSOP") for such year.

         In the event the common stock of the Company shall cease to be publicly traded, the deemed value for purposes of 2.a. and 2.b. shall be the value of a share of the common stock of the Company on the relevant date under the KSOP.

3.  Right to Payment for Performance Stock.

    a. Employee will be entitled to receive payment for all shares of Performance Stock credited to the Performance Stock Account upon the earliest to occur of the following events:

         i.     A "Change in Control" of Company (defined below);

         ii.    Employee's termination of employment or retirement from Company;

         iii.   Employee's death; or

         iv.    Employee's Total Disability (defined below).

    b. A "Change in Control" has occurred if (i) one person, or more than one person acting as a group, acquires ownership of capital stock of Company resulting in such person(s) owning Company stock possessing more than 50 percent of the total fair market value or voting power of the stock of the Company; (ii) substantially all of the assets of Company are sold; (iii) Company merges or consolidates with any other corporation or other entity and Company is not the surviving corporation of such merger or consolidation; or (iv) the owners of a majority of shares of capital stock of Company terminate the business of, or liquidate or dissolve, Company.

    c. "Total Disability" means complete and permanent inability by reason of illness or accident to perform Employee's duties. All determinations as to the date and extent of disability shall be made by Company upon the basis of such evidence as Company deems necessary and desirable.





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4.  Form and Timing of Payment. Within thirty (30) days after Employee is entitled to receive payment pursuant to paragraph 3.a hereof, Company will pay Employee an amount equal to the value of all Performance Stock which has then been credited to the Performance Stock Account. For purposes of determining the amount of the payment each share of Performance Stock will be valued at the midpoint between the bid and asked price of the Company's publicly traded common stock as of the close of business on the date of payment, or if the common stock is no longer publicly traded, at the value of a share of the Company's common stock as set forth in the then most recent valuation of the common stock of the Company for purposes of the KSOP. Payments shall be made wholly in cash and the Employee may not receive common stock or any other security of Company in lieu thereof. Upon payment, this Agreement shall terminate.

5. Dilution and Other Adjustments. In the event of any change in the outstanding shares of common stock of Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, Company shall make an adjustment in the number or kind of Performance Stock then held in the Performance Stock Account.

6.  Miscellaneous Provisions.

    a. Company may terminate this Agreement at any time; provided, however, that any Performance Stock granted prior to such termination shall not be adversely affected by such termination and shall continue to be governed by and subject to the terms and provisions of this Agreement.

    b. This Agreement may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

    c. Employee's rights and interests under this Agreement may not be assigned or transferred. In the case of Employee's death, payment due under this Agreement shall be made to Employee's beneficiary, as designated below (which designation may hereafter be amended), or in the absence of a designation, to Employee's estate.

    d. Neither this Agreement nor any action taken hereunder shall be construed as creating any right to be retained in the employ of Company or its subsidiaries.

    e. The Performance Stock Account shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of Company for payment of any benefits hereunder. This Agreement does not create or confer any interest in any particular assets of Company by reason of the right to receive a benefit under this Agreement, and Employee will have only the rights of a general unsecured creditor of Company with respect to any rights under this Agreement.

    f. Company shall have the right to deduct from all awards any taxes required by law to be withheld with respect to such awards.




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                           SOUTHSIDE BANCSHARES CORP.



Date  04/25/96                              By:      /s/ Howard F. Etling
                                            Title:   Chairman of the Board


Date  04/25/96                                 /s/Thomas M. Teschner
                                               Thomas M. Teschner



                            BENEFICIARY DESIGNATION


         Full Name of Beneficiary:  Susan R. Teschner

         Residence         6312 Christopher Winds Ct.
         Address of
         Beneficiary:      6312 Christopher Winds Ct.

         Beneficiary's Social Security no.: ###-##-####

         Beneficiary's Relationship to Employee:     Wife
         Initials: Company:  /s/ HE             Employee: /s/ TMT


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             FIRST AMENDMENT TO THE DEFERRED COMPENSATION AGREEMENT

                              DATED APRIL 25, 1996

         THIS AMENDMENT is dated as of August 27, 1998, and is by and between the SOUTHSIDE BANCSHARES CORP., a Missouri corporation located in St. Louis Missouri (the "Company") and THOMAS M. TESCHNER (the "Employee").

RECITALS:

         1. On April 25, 1996, the Employee and the Company entered into a certain Deferred Compensation Agreement (the "Agreement").

         2. The Company and the Employee agree that it is in the best interests of each party to amend the Agreement as provided below.

         NOW, THEREFORE, the Agreement is amended as follows:

         1.       Section 6 of the Agreement shall be amended to become new
                  Section 8 and new Section 6 is added to read as follows.

                  "6.  Death Benefits.

                           Death During Active Service. If the Employee dies
                  while in the active service of the Company, the Company shall pay to the Employee's beneficiary the benefit described in this Section 6.

                           a.  The benefit under this Section 6 is $3,143,878.

                           b. The Company shall pay the benefit to the Employee in a lump sum within 30 days of the date of the Employee's death."

         2. New Section 7 is added to the Agreement to read as follows:

                  "7.  Beneficiaries.

                           a. The Employee shall designate a beneficiary by filing a written designation with the Company. The Employee may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Employee and accepted by the Company during the Employee's lifetime. The Employee's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Employee, or if the Employee names a spouse as beneficiary and the marriage is subsequently dissolved. If the Employee dies without a valid beneficiary designation, all payments shall be made to the Employee's surviving spouse, if any, and if none, to the



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                           Employee's surviving children and descendants of any
                           deceased child by right or representation, and if no children or descendants survive, to the Employee's estate.

                           b. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit."

         3. New Section 8 (formerly Section 6 of the Agreement) is amended by adding new subsection (g) to read as follows:

                           "g.  Claims and Review Procedures.

                                    i. Claims Procedure. The Company shall
                                    notify the Employee's beneficiary in
                                    writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or ineligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

                                    ii. Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty
                                    (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt of the notice



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                                    issued by the Company. Said petition shall
                                    state the specific reasons which the
                                    beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary."

         IN WITNESS OF THE ABOVE, Employee has executed this First Amendment and the Company has caused its duly authorized officers to execute this First Amendment.

Employee:                                    Company:

THOMAS M. TESCHNER                           SOUTHSIDE BANCSHARES CORP.



/s/ Thomas M. Teschner                       /s/ Howard F. Etling
-----------------------------------          -----------------------------------
Thomas M. Teschner                           Its Chairman of the Board
                                                 -------------------------------